EXHIBIT  32


CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stewart E. McClure, Jr. and Gerard Riker hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Somerset Hills Bancorp (the "Company");

To the best of their knowledge, the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



By: /s/ STEWART E. MCCLURE, JR.
    ---------------------------
    STEWART E. MCCLURE, JR.
    President, Chief Executive Officer
    and Chief Operating Officer

Date: November 8, 2004

By: /s/ GERARD RIKER
    ----------------
    GERARD RIKER
    Executive Vice President and
    Chief Financial Officer



Date: November 8, 2004











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